EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective direct subsidiaries through which they are owned.


Subsidiary Name                                            Jurisdiction
---------------                                            ------------

Udimet Special Metals Ltd.                                 United Kingdom

Special Metals Foreign Sales Corporation                   Barbados

Inco Alloys International, Inc.                            Delaware

         Daido Inco Alloys Co., Ltd. (1)                   Japan

         Inco Alloys Services (Pacific) PTE LTD            Singapore

         Inco Alloys Foreign Sales (1991) Corp.            Barbados

         A-1 Wire Tech, Inc.                               Illinois

         Valinco NSSS Metal Products (2)                   Delaware



IAL Holdings Limited                                       United Kingdom

         Inco Alloys International Limited                 United Kingdom

         Inco Alloys Limited                               United Kingdom

                  Inco Alloys International Services Ltd.  United Kingdom

                  Wiggin Alloy Products Limited            United Kingdom

                  Inco Alloys Services SpA                 Italy

                  Inco Alloys Trustees Ltd.                United Kingdom

                  Gerard de Bruyn BV                       Netherlands

                  Greengrove Welding Wires Limited         United Kingdom

                  Inco Alloys Services SA                  France

                  Incotherm LTD                            United Kingdom

         Special Metals SARL                               France

                  Rescal, S.A.                             France



Inco Alloys Canada Ltd.                                    Canada

         Spectech Alloys Limited                           Ontario

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(1)  A joint venture, 50% owned by the Registrant
(2)  A joint venture, 49% owned by the Registrant

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